Exhibit 10.4

AMENDMENT No. 2 TO LOAN AGREEMENT

This Amendment (the “Amendment”) to that certain Loan Agreement dated January 14, 2024, as amended by Amendment dated June 9, 2024 (together, the “Loan Agreement”), by and between SciSparc Ltd., an Israeli limited Company (the “Lender”), and AutoMax Motors Ltd., an Israeli limited company (the “Borrower”), is entered into effect as of September 5, 2024 (the “Amendment Effective Date”).

Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

The Lender and the Borrower agree to amend the Loan Agreement, as set forth below, effective as of the Amendment Effective Date

1.	Amendment:

1.1.	Section 1B shall be added to the Loan Agreement, and read as follows:

The Lender shall loan to the Borrower an additional loan in an amount of one million eight hundred and fifty thousand US dollars (US $1,850,000) (the “Additional Amount”). The Lender, in its discretion, shall provide the Additional Amount on the Amendment Effective Date, in US dollars or New Israeli Shekels, based on the USD/NIS exchange rate published by the Bank of Israel most recently prior to the date hereof, by wire transfer of immediately available funds to the bank account, details of which have been provided by the Borrower in writing. Any part of the Additional Amount shall bear interest from the date it was transferred to the Borrower, at a rate of 7% per annum (or 9% per annum if the Transaction is eventually not consummated prior to the Repayment Date), compounded annually and calculated on the basis of a year of 365 days and the actual number of days elapsed (the “Interest”, and together with the Principal Amount and the Additional Amount – the “Loan Amount”). The Borrower has a right, at its sole discretion, to prepay the Loan Amount at any time, in whole or in part, without premium or penalty. Any repayment of the Loan Amount shall be made in U.S. dollars. The Borrower agrees and covenants that the Additional Amount shall be used solely for the purpose expressly set forth in this Loan Agreement. Specifically, the Additional Amount is intended to support the ongoing activities of importing and marketing in Israel of vehicles manufactured by Anhui Jianghuai Automobile Group Corp., Ltd. (“JAC Motors”), including orders of vehicles manufactured JAC Motors . The Borrower shall not use, nor permit the use of, any portion of the Loan proceeds for any other purpose.

1.2.	Any reference in the Agreement to “Loan Amount” shall include the Additional Loan, as applicable.

1.3.	Collateral:

As a guarantee to the full and accurate repayment of the Loan Amount, the Borrower shall create in favor of the Lender a first ranking fixed charge on its shares in Automax Leasing Ltd. (which constituents the entire (100%) of the issued and outstanding share capital of Automax Leasing Ltd. (“Automax Leasing”) on a fully diluted basis), all in accordance with a fixed charge debenture in the form attached as Exhibit 1 hereto.

The Borrower warrants that the contemplated distribution agreeement with JAC Motors, for direcet import and marketing in Israel of vehicles manufactured by JAC Motors, will be executed by Automax Leasing.

2.	Miscellaneous.

2.1.	Effective Date. This Amendment shall enter into effect as of the Amendment Effective Date.

2.2.	No Further Amendments. Each of the Lender and the Borrower acknowledges and agrees that, except for the changes set forth herein, the provisions of the Loan Agreement remains unchanged and in full force and effect.

2.3.	Counterparts. This Amendment may be executed in any number of counterparts, by scanned copy or original signature, each of which shall be deemed an original and enforceable against the party actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on and as of the Amendment Effective Date

LENDER:

/s/ Oz Adler
SciSparc Ltd.
By:	Oz Adler
Its:	CEO

/s/ Itschak Shrem
SciSparc Ltd.
By:	Itschak Shrem
Its:	President

BORROWER:

/s/ Tomer Levy
Automax Motors Ltd.
By:	Tomer Levy
Its:	Director

/s/ Yaara Alfi
Automax Motors Ltd.
By:	Yaara Alfi
Its:	CFO

[Signature Page- Loan Agreement Amendment]